                          SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C. 20549

                                  -----------------

                                       FORM 8-K

                                    CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d) OF THE

                           SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   JUNE 11, 1997
                                                  ------------------------------

                                    POLYCOM, INC.
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                  (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


    Delaware                       0-27978                  94-3128324
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(State or other jurisdiction      (Commission              (IRS Employer
   of incorporation)              File Number)             Identification No.)


2584 Junction Avenue, San Jose, California                       95134
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(Address of principal executive offices)                       (Zip Code)


Company's telephone number, including area code:   (408) 526-9000
                                                 -------------------------------




--------------------------------------------------------------------------------
            (Former name or former address, if changed since last report.)



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ITEM  5. OTHER EVENTS.

              (a) On June 11, 1997, the Registrant agreed to acquire ViaVideo Communications, Inc., a Delaware corporation ("ViaVideo"), by the statutory merger (the "Merger") of a wholly-owned subsidiary of the Registrant, Venice Acquisition Corporation, a Delaware corporation ("Merger Sub"), with and into ViaVideo. The Merger will be accomplished pursuant to the Agreement and Plan of Reorganization, dated as of June 11, 1997, among the Registrant, ViaVideo and Merger Sub, and a related Certificate of Merger (collectively, the "Merger Agreements"). The Merger of Merger Sub with and into ViaVideo will occur following the approval of the Merger Agreements by the stockholders of the Registrant at a stockholders' meeting currently expected to be held in November, 1997 and the satisfaction of certain other closing conditions, including first customer shipment by ViaVideo of its initial video conferencing system no later than March 31, 1998 and Polycom's share price preceding the acquisition to be at or above $3.00 per share. As a result of the Merger, the Registrant will become the owner of 100% of the issued and outstanding shares of ViaVideo Common Stock and each outstanding share of ViaVideo Common Stock will be converted into newly issued shares of Registrant's Common Stock. A total of approximately 9.7 million shares of the Registrant's Common Stock will be issued to former ViaVideo stockholders, warrantholders and optionholders in exchange for the acquisition by Merger Sub of all issued and outstanding ViaVideo capital stock and the assumption of unexpired and unexercised options and warrants to acquire ViaVideo capital stock (plus up to an additional 300,000 shares based on future option grants by ViaVideo). Depending on the price of Polycom's shares averaged during a specified period preceding the acquisition, the total number of Polycom shares to be issued may be reduced so in no event will the total acquisition consideration exceed $90 million. The shares issued to ViaVideo stockholders will be issued pursuant to a registration statement on Form S-4, pursuant to the Securities Act of 1933, as amended. ViaVideo options to purchase ViaVideo Common Stock will be assumed by the Registrant and will remain outstanding as options to purchase shares of the Registrant's Common Stock. The terms of the Merger Agreements were the result of arm's-length negotiations among the parties.




                                       2.

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)   Financial Statements of Business Acquired.  Not applicable.

         (b)   Forma Financial Information.  Not applicable.

         (c)   Exhibits:

         Exhibit
         Number
         -------

         2.1 Agreement and Plan of Reorganization, dated as of June 11, 1997, by and among the Registrant, Venice Acquisition Corporation and ViaVideo Communications, Inc.

         20.1  Press Release of the Registrant dated June 11, 1997.



                                       3.

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                                      SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  POLYCOM, INC.



Dated:  August 13, 1997           By:  /s/ Michael R. Kourey
                                       ------------------------------------
                                       Michael R. Kourey, Vice President,
                                       Finance and Administration, Chief
                                       Financial Officer and Secretary









                             [SIGNATURE PAGE TO FORM 8-K]



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                                    EXHIBIT INDEX


                               DESCRIPTION OF DOCUMENT

Exhibit
Number
-------

2.1 Agreement and Plan of Reorganization, dated as of June 11, 1997, by and among the Registrant, Venice Acquisition Corporation and ViaVideo Communications, Inc.

20.1 Press Release of the Registrant dated June 11, 1997.